EXHIBIT 99.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 16th day of January, 2003, by and between Inet Technologies, Inc., a Delaware corporation (the “Company”), and Mark A. Weinzierl, an individual residing in the State of Texas (“Seller”).

PRELIMINARY STATEMENTS

A.    Seller is a founder of the Company and has been an employee and/or director of the Company since its inception.

B.    Seller desires to sell to the Company, and the Company has agreed to repurchase from Seller, all of the Company’s common stock presently held by Seller, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Stock Repurchase.    Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to repurchase from Seller, and Seller agrees to sell to the Company, at the purchase price of $3.95 per share, 8,969,984 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company owned by Seller, free and clear of all liens, claims, security interests and rights of third parties.

2.    Closing.

2.1    Closing.    The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of the Company, at 1500 North Greenville Avenue, Richardson, Texas 75081, within three (3) business days after the date on which all of the conditions set forth in Section 2.4, to the extent not waived by the party entitled to the benefit of such conditions, are satisfied, or at such other time, place and date as mutually agreed to by the parties; provided, however, that if the Closing does not occur (in the absence of a party’s breach of its representations, warranties or covenants hereunder) by January 31, 2003 (or such later date as may be agreed upon in writing by the parties), this Agreement shall terminate and be of no further force or effect and neither party shall have any liability or obligation hereunder; provided, that in the event of any such breach, termination shall be at the option of the non-breaching party; and provided further, that Sections 5.3, 6.1, 6.5, 6.9 (with respect to any disclosure by Seller) and 6.11 shall survive any termination hereof. The date of the Closing is referred to in this Agreement as the “Closing Date.”

2.2    Closing Deliveries.    At the Closing:

        (a)  Seller shall deliver or cause to be delivered to the Company certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer; and

        (b)  The Company shall pay the Seller the Purchase Price by wire transfer of immediately available funds to the bank account(s) designated in writing by Seller prior to the Closing.

2.3    Simultaneous Deliveries.    The delivery of all documents or instruments required to be delivered at the Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery shall be effective until such party has received or waived receipt of all the documents that this Agreement entitled such party to receive.

2.4    Conditions to Closing.    The obligations of the Company and Seller, as applicable, under this Agreement, and the consummation of the transactions contemplated hereby, shall be subject to the satisfaction of the following conditions:

        (a)  Each party shall have made the deliveries required by it pursuant to Section 2.2;

        (b)  This Agreement and the transactions contemplated hereby shall have been approved by the Company’s board of directors (or an authorized committee thereof);

        (c)  The Company’s board of directors (or authorized committee thereof) shall have received a written opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or such other financial advisors as the board of directors or such committee may select, in its sole discretion, dated as of or prior to the Closing Date, to the effect that the consideration to be paid by the Company to consummate the transactions contemplated hereby is fair to the Company from a financial point of view, a copy of which shall have been delivered to the Company, and such opinion shall not have been withdrawn; and

        (d)  Seller shall have approved (which approval shall not be unreasonably withheld or delayed) the Company’s press release contemplated in Section 6.9.

3.    Representations and Warranties of Seller.    Seller represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

3.1    Ownership of Shares; Title.    Seller is the sole record and beneficial owner of the Shares free and clear of all liens, claims, security interests, options, purchase rights, charges and restrictions (other than restrictions on transfer imposed by applicable securities laws), other than 4,238,084 of the Shares that are pledged as collateral to secure Seller’s outstanding obligations under a loan by Bank of Texas, N. A., and is not a party to or bound by any agreement, obligation, commitment, order, judgment or decree which prohibits the execution of this Agreement by him, or which would prohibit or restrict in any manner the transfer of the Shares in the manner contemplated hereby. The Shares represent all of the shares of Common Stock presently held or owned, of record or beneficially, by Seller or which Seller has the right to acquire, except for Seller’s interest in (i) 600,000 shares of the Company’s Common Stock contributed to Altavera Capital Fund LLC in June 2002 in exchange for member shares therein, (ii) 260,000 shares of the Company’s Common Stock contributed to Goldman Sachs 2001 Exchange Place Fund, L.P. on September 21, 2001 in exchange for limited partnership units therein, and (iii) 100,000 shares of the Company’s Common Stock contributed to Goldman Sachs 2001 Exchange Place Fund, L.P. on April 16, 2002 in exchange for limited partnership units therein (collectively, the “Exchange Fund Shares”). At the Closing, Seller shall convey and deliver to the Company good and valid title to all of the Shares, free and clear of all liens, claims, security interests and rights of third parties.

3.2    Authority.    Seller has requisite legal capacity and full power and authority to execute, deliver and perform Seller’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution and delivery by Seller of, and the performance by Seller of his obligations under, this Agreement will not contravene any provision of applicable law, or any agreement or other instrument binding upon Seller or to which the Shares are subject, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Seller of his obligations under this Agreement.

3.3    Information.    Seller acknowledges that he serves as a member of the board of directors of the Company, and through his participation as a director of the Company, his review of reports, documents, studies and other information communicated to the Seller in connection with his participation as a director of the Company, and his review of reports regularly filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Seller is aware of the Company’s business affairs and financial condition and has acquired sufficient information concerning the Company to enable the Seller to reach an informed and knowledgeable decision to sell the Shares pursuant to the terms and conditions of this Agreement. Seller has had access to the Company’s book and records and has received and reviewed all documents and information Seller deems necessary or appropriate for deciding whether to sell the Shares.

3.4    Independent Counsel and Advisors.    Seller hereby acknowledges that he has had sufficient time and opportunity in which to consider the terms of this Agreement and to consult with an attorney and tax and financial advisors of his own choosing concerning the terms hereof (including, without limitation, the releases provided herein) and any tax consequences of the transactions contemplated hereby. Seller further acknowledges that he has read and understands the terms of this Agreement, that it represents the product of arms’ length bargaining between the parties, that he signs it voluntarily and without coercion, and that the releases made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights or claims so released.

3.5    No Brokers or Finders.    Seller has not incurred and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by or on behalf of Seller, any liability for brokerage or finders’ fees or agents’ commissions or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement.

4.    Representations and Warranties of the Company.    The Company represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

4.1    Authority.    Subject to receipt of the board (or authorized committee) approval contemplated by Section 2.4(b), the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. Upon receipt of such board (or authorized committee) approval, this Agreement shall be duly and validly executed and delivered by the Company and shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of its Certificate of Incorporation or Bylaws, applicable law, or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

4.2    Adequate Capital Surplus.    The Company has adequate capital surplus available to consummate the transactions contemplated hereby. The capital of the Company is not impaired within the meaning of Section 160 of the Delaware General Corporation Law, and the purchase of the Shares pursuant to the terms hereof will not cause such impairment.

4.3    No Brokers or Finders.    The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by or on behalf of the Company, any liability for broker’s or finder’s fees or agents’ commissions or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement.

5.    Covenants.

5.1    Release of Claims.    In further consideration of the parties’ execution, delivery and performance hereof, each party hereby expressly waives, releases, acquits and forever discharges the other party and its respective subsidiaries, affiliates, officers, directors, shareholders, employees, partners, agents, attorneys, representatives, successors, assigns, heirs and personal representatives (hereinafter referred to as the “Released Parties”), from any and all claims, demands and causes of action which such releasing party has or claims to have, known or unknown, of whatever nature, against the other party and/or the Released Parties, which exist or may exist as of, or at any time prior to, the Closing Date. As used in this paragraph, “claims,” “demands” and “causes of action” include, but are not limited to, contract claims, tort claims, equitable claims and statutory claims of any type, including, for example and without limitation, claims for attorneys’ fees, claims for breach of contract, breach of implied contract, breach of stock option agreement, breach of commission agreement, vesting and/or repurchase of stock options, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, conspiracy, fraud, promissory fraud, fraudulent inducement of employment, tortuous interference with business relations, tortuous interference with contractual relations, estoppel, defamation, negligence, emotional distress, retaliation, harassment, discrimination, personal injury, debts, accounts, compensatory damages, punitive damages, liquidated damages, attorneys’ fees, costs or other expenses, claims under the Family and Medical Leave Act, and any and all claims arising under any federal, state or local laws, regulations or ordinances prohibiting discrimination on account of race, color, sex, age, national origin, disability or any other protected classification, including, without limitation, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act and the Texas Commission on Human Rights Act, as such statutes may be amended from time to time, provided, however, that notwithstanding the foregoing provisions of this Section 5.1 or any other provision of this Agreement, this release does not and is not intended to release (i) any rights that Seller has to indemnification under the Company’s Certificate of Incorporation, Bylaws and/or any written indemnification agreement; (ii) any rights Seller has under applicable director and officer and fiduciary liability insurance policies; (iii) any claims and rights of the parties arising under or incurred in connection with this Agreement; and (iv) claims by the Company or any of its stockholders against Seller for breach of his duty of loyalty or duty of good faith to the Company or its stockholders in his capacity as an executive officer or director of the Company, other than, with respect to this clause (iv), in connection with the sale by the Company of its wireless data product line and related assets to Enfora, Inc. (f/k/a Nextcell, Inc.).

5.2    Release of Unknown Claims.    Subject to the proviso in Section 5.1, each party understands and agrees, in compliance with any statute or ordinance which requires a specific release of unknown claims or benefits, that this Agreement includes a release of unknown claims, and each party hereby expressly waives and relinquishes any and all claims, rights or benefits that he may have which are unknown to such party at the time of the execution of this Agreement or as of the Closing Date.

5.3    Nondisparagement.    Each party agrees not to disparage or in any way criticize the other party and/or its respective officers, managers, supervisors, employees, investors, agents, consultants, affiliates, products, services, or technology at any time in the future. Nothing contained in this paragraph is intended to prevent either party from testifying truthfully in any legal proceeding.

5.4    Nondisclosure.    For a period of three (3) years after the Closing Date (provided, however, that the obligations in this Section 5.4 shall extend beyond such three (3) year period to the extent necessary to protect any trade secrets or source code included in the Proprietary Information), Seller will, and will cause his employees, agents, accountants, affiliates, consultants, attorneys and other representatives to, hold in strictest confidence and will not disclose, discuss, transmit, use, lecture upon, or publish any Proprietary Information, except as such disclosure, discussion, transmission, use, or publication may be required in connection with his service as a member of the Company’s board of directors, unless the President or board of directors of the Company expressly authorizes such in writing. The term “Proprietary Information” means information owned by the Company or licensed from third parties regarding (a) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts and other agreements, suppliers, customers, and customer lists; (b) the identity, skills and compensation of employees, contractors, and consultants; (c) specialized training; and (d) information related to inventions, discoveries; developments; trade secrets; processes; formulas; data; lists; software programs; and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property laws or industrial property laws in the United States or elsewhere owned by the Company or licensed from third parties. Proprietary Information shall not include, however, information which (i) is or becomes a part of the public domain other than as a result of a disclosure by Seller or any such representative in violation of this Agreement or other agreement with the Company; (ii) was available to Seller or such representatives on a nonconfidential basis prior to its disclosure by the Company; (iii) becomes available to Seller or any such representative on a nonconfidential basis from a person other than the Company who is not, to Seller’s or any such representative’s knowledge, (a) bound by a confidentiality agreement with the Company or (b) under an obligation to the Company not to transmit the information to Seller or any such representative or (iv) was independently developed by Seller or any such representative without reference to or use of any Proprietary Information. In the event that any Proprietary Information is required to be disclosed pursuant to a judicial, legislative or regulatory order or proceeding, Seller may make such disclosure provided that, to the extent permitted by and practical under the circumstances, Seller provides to the Company (a) prior notice of the intended disclosure and an opportunity to respond or object to the disclosure or (b) if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure. Seller shall cooperate, in all reasonable respects, with any attempt by the Company to obtain a protective order or other remedy against disclosure. In the event that a protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Section 5.4, Seller agrees that it shall furnish only that portion of the Proprietary Information which it is advised in writing by counsel that Seller is legally required to disclose, and further, Seller shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Proprietary Information which is so disclosed.

5.5    Employee Nonsolicitation.    For a period of one (1) year after the Closing Date, Seller will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit or in any way encourage any current employee or consultant of the Company to terminate his or her employment relationship or consulting relationship with or for the Company, nor will the Seller identify to any third party any employee or consultant of the Company so as to assist such third party in soliciting such employee or consultant for employment, in each case, other than actions taken by Seller as a result of any employee’s or consultant’s affirmative response to a general recruitment effort by Seller carried out through public or general solicitation and not specifically targeted at the Company’s employees or consultants.

5.6    Noncompete.    Seller hereby agrees that for a period of one (1) year after the Closing Date he will not, directly or indirectly, in the State of Texas, or in any other State of the United States, or in any country in the world where the Company engages or proposes to engage in its Business as of the Closing Date, (i) compete with the Company’s Business or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes with the Company’s Business. Notwithstanding the foregoing, Seller is permitted to own up to 1% of any class of securities of any corporation in competition with the Company that is traded on a national securities exchange or through Nasdaq (other than as limited by

Section 5.7). “Business” shall mean those portions of the Company’s current or proposed business as described in its filings with the Securities and Exchange Commission or as contemplated or discussed in meetings of the Company’s board of directors between January 1, 2002 and the Closing Date.

5.7    Standstill Agreement.    Seller will not, without the prior written consent of the Company, during the period beginning on the date of this Agreement and ending two years after the Closing Date:

        (a)  (i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of any of the Exchange Fund Shares, (ii) acquire, contract to acquire, or purchase any option to acquire shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or (iii) otherwise engage in any trading activities involving the Common Stock or any derivative securities related thereto;

        (b)  make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) of the Company’s stockholders in opposition to a recommendation or proposal of the Company’s board of directors, or recommend, request, induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the capital stock of the Company; notwithstanding the foregoing, Seller may direct the voting (or granting of proxies) of the Exchange Fund Shares to the extent permitted by the agreements governing the exchange funds identified in Section 3.1;

        (c)  initiate, propose, submit, encourage or otherwise solicit stockholders of the Company for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal, or seek election to or seek to place a representative or other affiliate or nominee on the Company’s board of directors or seek removal of any member of the Company’s board of directors;

        (d)  propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of or other business combination involving, or a tender or exchange offer for securities of, the Company or any of its subsidiaries or any material portion of its or such subsidiary’s business or assets or any other type of transaction that would result in a change of control of the Company (any such action described in this paragraph (d) shall be deemed a “Company Transaction Proposal”);

        (e)  otherwise seek to exercise any control or influence over the management of the Company or its board of directors or any of the businesses, operations or policies of the Company;

        (f)  publicly suggest or announce his willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that could constitute or could reasonably be expected to result in a Company Transaction Proposal;

        (g)  initiate, request, induce or give encouragement to any other person to initiate, or otherwise provide assistance to any person who has made or is contemplating making or entering into discussions or negotiations with respect to, any proposal constituting or that can reasonably be expected to result in a Company Transaction Proposal;

        (h)  institute, prosecute or pursue against the Company (or any of its officers, directors, representatives, employees, attorneys, advisors, agents, or affiliates) any claim with respect to any action approved by the Company’s board of directors (other than any claim to enforce this Agreement);

        (i)  form, join, or in any way participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Company capital stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company capital stock (excluding for this purpose the partnership under which the Exchange Fund Shares are currently held); or

        (j)  form, join or in any way participate in a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company in connection with any action or matter otherwise prohibited by the terms of this Agreement.

5.8    Termination of Registration Rights.    Seller agrees and acknowledges that effective as of the Closing Date, he shall no longer be a party to that certain Registration Rights Agreement dated as of July 23, 1998 by and among the Company, Samuel S. Simonian, Elie S. Akilian and Seller, and shall have not further right thereunder.

5.9    Continued Director and Officer Indemnification.

        (a)  The Company will indemnify and hold harmless Seller in respect of acts or omissions occurring during Seller’s service as an officer or director of the Company to the extent (but only to the extent) provided under the Company’s Certificate of Incorporation, Bylaws and any written indemnification agreements, in each case as in effect on the date hereof; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

        (b)  Until the sixth anniversary of the Closing Date, the Company will maintain in effect, if available and then maintained for current or former directors and officers of the Company generally, directors’ and officers’ liability insurance covering Seller for periods during which Seller served as an officer or director of the Company on terms comparable to the insurance then-maintained from time to time for directors and officers of the Company generally for such periods.

        (c)  In the event any claim, action, suit, proceeding or investigation is asserted for which Seller is entitled to indemnification hereunder, any counsel retained by Seller shall be reasonably satisfactory to the Company; provided, however, that the Company shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld or delayed.

        (d)  If the Company or any of its successors or assigns of all or substantially all of its properties and assets (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that such successors and assigns of the Company shall assume all of the obligations set forth in these paragraphs (a) through (d).

6.    Miscellaneous.

6.1    Expenses.    Whether or not the transactions contemplated hereby are consummated, all costs and expense incurred in connection with this Agreement (including attorneys’ fees) and the transactions contemplated hereby shall be paid by the party incurring the expenses.

6.2    Assignment.    This Agreement and the rights, duties and obligations hereunder may not be assigned by either party without the prior written consent of the other party hereto, and any such attempted assignment without consent shall be void. In the case of the Seller but not the Company, such an assignment shall be deemed to include assignment by operation of law. Notwithstanding the foregoing, upon notice to Seller, the Company may assign any or all of its rights (but not its obligations) under this Agreement to any of its affiliates (as such term is defined in the Exchange Act).

6.3    Cumulative Remedies.    The rights and remedies under this Agreement are cumulative and not exclusive of any other rights, remedies, powers and privileges that may be available under this Agreement or otherwise.

6.4    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, permitted successors and permitted assigns of the parties. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.5    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

6.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.7    Headings.    The headings of the sections of this Agreement are for convenience only and shall not by themselves determine the interpretation of this Agreement.

6.8    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, twenty-four (24) hours after transmission by facsimile, or three (3) days after deposit in the United States mail, by registered or certified mail, addressed to the parties’ respective addresses set forth on the signature page hereof (or to such other address as such party may designate by ten (10) days’ advance written notice to the other party).

6.9    Public Disclosure.    Seller shall not issue any press release or make any other public announcement or statement regarding the existence of or the transactions contemplated by this Agreement without the prior consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company shall prepare the text of a press release announcing the transactions contemplated by this Agreement and will offer the Seller reasonable opportunity to comment on such release prior to its issuance by the Company.

6.10    Amendment or Waiver of Agreement.    The provisions of this Agreement may not be amended or waived except by a written instrument signed by the Company and Seller.

6.11    Legal Action and Fees.    In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the other party its reasonable expense, including attorneys’ fees.

6.12    Entire Agreement.    The terms of this Agreement and other documents and instruments referenced herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof and thereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

6.13    Invalid Provisions.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, (i) in the case of Section 5.6, such provisions shall be subject to judicial reformation in accordance with the terms of § 15.51(c) of the Texas Business and Commerce Code and (ii) in the case of any other provision, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.14    Representation by Legal Counsel.    Each party is a sophisticated person or entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement. As a result, neither this Agreement or any provision herein shall be interpreted in favor of or against a party because such party or its legal counsel drafted this Agreement or such provision.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

SELLER:	/s/ Mark A. Weinzierl
Mark A. Weinzierl

Address: 661 East 18th Street Plano, TX 75074 Fax No. (972) 633-4444

COMPANY:		INET TECHNOLOGIES, Inc.

	By:	/s/ Elie S. Akilian
Name: Elie S. Akilian Title: President and CEO

Address: 1500 Greenville Avenue Richardson, Texas 75081 Attention: General Counsel Fax No. (469) 330-3510

[Signature Page to Stock Repurchase Agreement]